SCHEDULE 13D
Under the Securities Exchange Act of 1934
Hook-SupeRx, Inc.
Common Stock
CUSIP No. 439006-10-7
Paul Heldman, The Kroger Co., 1014 Vine Street, Cincinnati, OH
45202-1100
(513)762-4421
June 10, 1992

CUSIP No. 439006-10-7

Item  1:  The Kroger Co.
          31-0345740

Item  2:  Not Applicable

Item  4:  WC

Item  5:  Not Applicable

Item  6:  Cincinnati, Ohio

Item  7:  5,125,000

Item  8:  Not Applicable

Item  9:  5,125,000

Item 10:  Not Applicable

Item 11:  5,125,000

Item 12:  Not Applicable

Item 13:  24.7%

Item 14:  CO
CUSIP No. 439006-10-7
Schedule 13D


Item 1.   Security and Issuer
_______   ___________________

     Common Stock, par value $.01 per share
     Hook-SupeRx, Inc. (the "Issuer")

                  Principal Executive Officers of Issuer
                  ______________________________________

          Name/Position                      Address
          _____________                      _______

     Philip E. Beekman                  175 Tri-County Parkway
     Chairman of the Board, President   Cincinnati, Ohio  45246
         and Chief Executive Officer

     Timothy M. Mooney                  175 Tri-County Parkway
     Senior Vice President; Chief       Cincinnati, Ohio  45246
         Financial Officer


     Michael C. Moore                   175 Tri-County Parkway
     Senior Vice President; Chief       Cincinnati, Ohio  45246
         Operating Officer

     Gayl W. Doster                     75 Sabin Street
     Executive Vice President           Pawtucket, Rhode Island
         President, Brooks Drugs, Inc.       02860

     Russell D. Mesalam                 2800 Enterprise Street
     Vice President; President,         Indianapolis, IN  46219
          The Hook Division

     Thomas E. Stilgenbauer             175 Tri-County Parkway
     Vice President, President,         Cincinnati, Ohio  45246
          The SupeRx Division





CUSIP No. 439006-10-7
Schedule 13D

          Name/Position                      Address
          _____________                      _______

     Robert L. Griffith                 175 Tri-County Parkway
     Vice President; Chief Human        Cincinnati, Ohio  45246
         Resource Officer

     William E. Montgomery              175 Tri-County Parkway
     Vice President and Controller      Cincinnati, Ohio  45246

     Clyde N. Ballsrud                  175 Tri-County Parkway
     Vice President, Property           Cincinnati, Ohio  45246

     Michael H. Jones                   2800 Enterprise Street
     Vice President, Warehouse          Indianapolis, IN 46219
        and Distribution

     Jeffrey W. Williams                75 Sabin Street
     Vice President, Management         Pawtucket, Rhode Island
          Information Systems           02860

     Anthony L. Forcellini              175 Tri-County Parkway
     Treasurer                          Cincinnati, Ohio  45246

     Raymond W. Rizzo                   2800 Enterprise Street
     Secretary                          Indianapolis, IN 46219

Item 2.   Identity and Background
_______   _______________________

          The Kroger Co., an Ohio corporation ("Kroger")
          1014 Vine Street, Cincinnati, Ohio  45202
          Kroger's principal business is the operation of retail grocery stores and manufacturing facilities.

          Kroger has not, during the last five (5) years (a) been convicted in any criminal proceedings, or (b) been a party to any civil proceedings regarding federal or state securities laws.



CUSIP No. 439006-10-7
Schedule 13D

Item 3.   Source and Amount of Funds or Other Consideration
_______   _________________________________________________

          Kroger acquired 500,000 shares of the Issuer's Common
          Stock on June 10, 1992, for the purchase price of $13 per share utilizing funds from Kroger's Working
          Capital.

          Kroger previously held 13,875,000 shares of the Issuer's Common Stock, which equated to 4,625,000 shares when the Issuer adopted a one-for-three reverse stock split of its Common Stock and subsequently offered its Common Stock for sale to the public on June 3, 1992.

Item 4.   Purpose of Transaction
_______   ______________________

          Kroger acquired the Issuer's Common Stock for investment purposes only. Kroger does not have any plans or proposals which relate to or would result in any material change in the Issuer's business or corporate structure.

Item 5.   Interest in Securities of the Issuer
_______   ____________________________________

     (a)  5,125,000 shares of Common Stock of the Issuer
          24.7% of the Issuer's issued and outstanding Common
          Stock

     (b)  5,125,000 shares of Common Stock of the Issuer

     (c) On June 10, 1992, Kroger acquired 500,000 shares of the Issuer's Common Stock for the purchase price of $13 per share. The transaction was effected through Goldman, Sachs, & Co., New York, New York.

     (d)  Not applicable

     (e)  Not Applicable

CUSIP No. 439006-10-7
Schedule 13D

Item 6.   Contracts, Arrangements, Understandings, or
_______   ___________________________________________

Relationships with Respect to Securities of the Issuer
______________________________________________________


          None

Item 7.   Material to be Filed as Exhibits
_______   ________________________________

          None

Signature
_________

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

Dated:    June 10, 1992            THE KROGER CO.



                                   (Paul W. Heldman)
                                   Paul W. Heldman
                                   Vice President,
                                   Secretary and
                                   General Counsel